SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2002

ANC Rental Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 South Andrews Avenue, Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4000

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

99.1    Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarterly period ended            March 31, 2002.

ITEM 9. REGULATION FD DISCLOSURE.

On August 28, 2002 ANC Rental Corporation (the “Company”) released information regarding its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarterly period ended March 31, 2002. The information released is attached as Exhibit 99.1.

Separately, on November 13, 2001 (the “Petition Date”), the Company, and certain of its U.S. subsidiaries, including Alamo Rent-A-Car, LLC, National Car Rental Systems, Inc. and Spirit Rent-A-Car, Inc. d/b/a Alamo Local (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01 – 11200). The Debtors continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code.

Since the Petition Date, the Company’s remaining accounting and financial staff, who are critical to the preparation of the Form 10-Q, have been primarily engaged in dealing with bankruptcy related matters and, together with the Company’s advisors, formulating a substantially modified business strategy to promptly formulate and consummate a reorganization plan. The development and implementation of the Company’s chapter 11 reorganization include not only the onerous administration of the chapter 11 cases, but also, among other burdens, preparing detailed financial budgets and projections, formulating and preparing disclosure materials required by the Bankruptcy Court, analyzing accounts payable and receivable, assembling data for the valuation and schedule of the Company’s assets and liabilities and statement of financial affairs to be filed with the Bankruptcy Court, seeking financing, and preparing the monthly operating reports for the Bankruptcy Court and United States Trustee. In light of the significant resources and time dedicated by the Company’s accounting and financial staff to such chapter 11 filing, the Company has been unable to complete its quarterly report on Form 10-Q for the periods ending March 31, 2002 and June 30, 2002.

On July 17, 2002 the Company announced the termination of its independent accountants, Arthur Andersen LLP, and the engagement of Ernst & Young LLP. Ernst & Young LLP has not yet completed its review of the financial information for the quarterly periods ended March 31, 2002 and June 30, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2002

ANC Rental Corporation

By: /s/ Wayne Moor

Wayne Moor Senior Vice President, Chief Financial Officer

Exhibit Index

99.1      Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarterly period ended              March 31, 2002.